                                EXHIBIT NO. 9

                              OPINION OF COUNSEL

                                  [LETTERHEAD]
                            DRUEN, RATH, & DIETRICH
                                ATTORNEYS AT LAW

                                                            (614) 249-8537


December 18, 1996



Nationwide Life and Annuity
  Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216

To the Company:

We have prepared the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Individual Modified Single Premium Deferred Variable Annuity Contracts to be sold by Nationwide Life and Annuity Insurance Company ("Nationwide") and to be issued and administered through the Nationwide VA Separate Account-B. In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

         1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

         2. The Nationwide VA Separate Account-B has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

         3. The issuance and sale of the Individual Modified Single Premium Deferred Variable Annuity Contracts have been duly authorized by Nationwide. When

Nationwide Life and Annuity Insurance Company
December 16, 1996
Page 2


                  issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the contracts will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as the firm determining the legality of the securities being registered. In addition, we hereby attest that the securities being registered will be legally issued and will reporesent binding obligations of the depositor.

Very truly yours,

/s/ Druen, Rath & Dietrich

DRUEN, RATH & DIETRICH